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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Landair Corporation Stock Option and Incentive Plan, the Landair Corporation Non-Employee Director Stock Option Plan, and the Landair Corporation Employee Stock Purchase Plan, of our report dated July 9, 1998 with respect to the combined financial statements and schedule of the Truckload Business of Landair Services, Inc. included in the Registration Statement on Form 10/A of Landair Corporation dated August 19, 1998.



                                              /s/ ERNST & YOUNG LLP


Nashville, Tennessee
December 17, 1998